UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 10, 2018

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02(b)

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 10, 2018, the Registrant reported the passing away of Charles G. Bigelow. Mr. Bigelow (“Riz”) has been a valued board member of the Company since 2003. Goldrich staff and friends share this loss with heartfelt condolences to his family.

In addition to being a director of Goldrich, Riz was formerly the President of WGM Inc., an Alaska minerals consulting and contracting firm from 1972 to 2005. During his tenure he conceived, placed, and directed turnkey exploration programs for resource companies and syndicates. From 1962 to 1972, he managed Kennecott Corporation’s Alaska mineral programs. His projects culminated in the making of five of the six most notable metal mines to enter production in Alaska over the last 100 years (Greens Creek, Red Dog, Fort Knox, Pogo and Valdez Creek). Mr. Bigelow discovered the Ambler District and Chandalar Copper Belt, which share the southern Brooks Range mineral belt with the Company’s Chandalar Gold property.

Riz’s witty demeanor and remarkable geologic insights contributed greatly to the development of Goldrich. Riz will be sorely missed as an exceptional professional and as a dear friend.

No replacement to Mr. Bigelow has been appointed or elected at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: August 13, 2018	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer